Exhibit 99.1

U.S. Well Services Issues $125.5 Million Convertible Senior Secured PIK Notes, Executes License Agreement with ProFrac Manufacturing, LLC and Finalizes Amendment to Senior Secured Term Loan

HOUSTON – June 28, 2021 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today announced it has entered into a series of strategic transactions that position the Company to execute on its previously announced strategic plan to grow and become a fully-electric hydraulic fracturing services provider. U.S. Well Services issued $125.5 million of 16.0% Convertible Senior Secured (Third Lien) PIK Notes due June 2026 (the “Notes”) in a private placement to institutional investors (the “Private Placement”). In connection with the Private Placement, the Company sold $64.0 million of Notes convertible into U.S. Well Services Class A Common Stock (the “Cash Notes”) and $22.5 million of Notes convertible into licenses to ProFrac Manufacturing, LLC (“ProFrac”) to build three hydraulic fracturing fleets using the Company’s Clean Fleet® technology (the “License Notes”). U.S. Well Services has also taken substantial steps towards simplifying the Company’s capital structure. The Company exchanged $39.0 million of its Series A Redeemable Convertible Preferred Stock for $39.0 million of newly issued Notes convertible into U.S. Well Services Class A Common Stock (the “Exchange Notes”). Additionally, the Company expects to amend the Certificate of Designations for its Series B Redeemable Convertible Preferred Stock (the “Series B”), which would allow U.S. Well Services to convert all outstanding shares of the Series B. Following entry of the final judgment by the Superior Court of Delaware in the Smart Sand v. U.S. Well Services LLC litigation awarding Smart Sand approximately $52 million, the Company agreed to settle the case for $35.0 million in cash and the entry into an agreement to provide Smart Sand certain rights of first refusal related to the supply of frac sand (the “Settlement”). Proceeds from the Private Placement will be used to fund the cash portion of the Settlement and to fund capital expenditures related to four Nyx Clean Fleets® and place deposits on critical items for two additional Nyx Clean Fleets®, as well as for general corporate purposes. These capital expenditures are expected to enable the Company to grow its asset portfolio up to 11 all-electric fleets representing approximately 593,500 hydraulic horsepower.

Key Transaction Highlights:

•	Entered into a series of transactions that simplify the Company’s capital structure, improve liquidity, resolve litigation overhang and provide funds to grow the Clean Fleet® asset base

•	Issued an aggregate of $103.0 million of Cash Notes and Exchange Notes convertible into U.S. Well Services Class A Common Stock at a weighted average conversion price of $1.42 per share

•	Received a commitment from an investor to purchase an additional $5.0 million of Cash Notes in a subsequent transaction, subject to certain conditions

•	Cash Notes and Exchange Notes accrue PIK interest at 16% and are convertible for U.S. Well Services Class A Common Stock

•

After 12 months and (a) so long as no shares of Series A Redeemable Convertible Preferred Stock or Series B Redeemable Convertible Preferred Stock are outstanding and (b) the 20-day volume-weighted average trading price for U.S. Well Services Class A Common Stock is in excess of $2.00 per share for 10 of 20 trading days, the Company may elect to convert the Cash Notes and Exchange Notes into Class A Common Stock at their respective conversion prices

•	$22.5 million of License Notes purchased by ProFrac are convertible into three licenses to build and operate three fleets using U.S. Well Services’ Clean Fleet® technology for $7.5 million per license

•	Concurrent with the closing of this transaction, ProFrac converted all three licenses underlying the License Notes

•	ProFrac will also have the option to purchase seven additional licenses for $7.5 million each, and thereafter, ten additional licenses for $9.0 million each

•

In total, the sale of Cash Notes and License Linked Notes is expected to generate approximately $91.5 million of gross proceeds, of which $35.0 million will be used to fund the cash portion of the Settlement, and the remainder will be used for growth capital expenditures related to Nyx Clean Fleets® and general corporate purposes

•

The Company expects to amend the Certificate of Designations for the Series B, which would allow the Company to convert all outstanding shares of the Series B at the conversion price of $0.308 per share (the “Series B Conversion Price”) if U.S. Well Services’ Class A Common Stock is above the Series B Conversion Price for 20 trading days during any 30 consecutive trading day period from June 24, 2021 to December 31, 2021

•

If the Company elects to convert the Series B, holders of the Series B will receive an additional number of shares equal to the aggregate amount of Series B Dividends that such holder’s converted shares would have accrued if such shares were converted as of April 1, 2022

•

Under the Amended Senior Secured Term Loan Facility the Company is able to build up to four new Clean Fleet® hydraulic fracturing fleets as well as purchase critical components for two additional fleets

•

Pursuant to the April 2020 amendment to the Senior Secured Term Loan Facility, the interest rate was set to 0.0% per annum during the period from April 1, 2020 through March 31, 2022, after which the Senior Secured Term Loan Facility was set to resume accruing interest at the applicable benchmark rate, subject to a 2.0% floor, plus an applicable margin of 8.25% per annum

•

Under the terms of the June 2021 Amended Senior Secured Term Loan Facility, on January 1, 2022, the principal amount will resume incurring interest at the applicable benchmark rate, subject to a 2.0% floor, plus an applicable margin of 8.25% per annum, subject to the exceptions set forth below designed to incentivize the reduction of indebtedness

•

If the outstanding principal amount on the Senior Secured Term Loan Facility is equal to or less than $132.0 million but greater than $110.0 million on December 31, 2021, the interest rate shall be 0.0% per annum from January 1, 2022 through March 31, 2022

•

If the outstanding principal amount of the Senior Secured Term Loan Facility is equal to or less than $110.0 million on December 31, 2021, the interest rate shall be 0.0% per annum from January 1, 2022 through March 31, 2022 and 2.0% per annum from April 1, 2022 through December 31, 2022

•

If on April 1, 2022 the outstanding principal amount of the Senior Secured Term Loan Facility is equal to or less than $103.0 million, the interest rate shall be 1.0% per annum from April 1, 2022 through December 31, 2022

“Although we were disappointed by the Superior Court of Delaware’s decision in our litigation with Smart Sand, U.S. Well Services is pleased to have resolved this matter and looks forward to strengthening our balance sheet and resuming the execution of our strategic plan,” commented Joel Broussard, U.S. Well Services’ President and CEO. “With this Private Placement, U.S. Well Services has not only simplified our capital structure and secured funds to begin the development of our new Nyx Clean Fleet® pumps, but also confirmed the value of our intellectual property through the licensing agreement with ProFrac.”

Simmons Energy, A Division of Piper Sandler, acted as exclusive financial advisor to the Special Committee of the Board of Directors for U.S Well Services, Inc.

This press release is neither an offer to sell nor a solicitation of an offer to purchase the securities described herein.

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. The information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the private placement and the use of proceeds and the expected impact of the transactions on the Company’s financial position and prospects, if at all, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “estimate,” “project,” “plan,” “may,” “anticipate,” “will,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, including the ability and willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non–OPEC countries, such as Russia, to set and maintain production levels and prices for oil, and the impact of epidemics, pandemics or other major public health issues, such as the COVID–19 coronavirus, as well as the other risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in its annual report on Form 10-K filed on March 11, 2021 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors.

Contacts:

U.S. Well Services

Josh Shapiro

Vice President, Finance and Investor Relations

IR@uswellservices.com

Dennard Lascar Investor Relations

Lisa Elliott

(713) 529.6600

USWS@dennardlascar.com

4